UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

_____________________________________

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

_____________________________________

Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1233 O.G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip code)

(706) 645-1391
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On November 4, 2016, Charter Financial Corporation issued an earnings release announcing its financial results for the fourth quarter ended September 30, 2016. The text of the press release is included as Exhibit 99.1 to this report. The information included in the press release text is considered to be “furnished” under the Securities Exchange Act of 1934.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2016 (the "Effective Date"), Charter Financial Corporation (the "Company") entered into an employment agreement (the "Employment Agreement") with Curti M. Johnson ("Mr. Johnson"). Mr. Johnson serves as Senior Vice President and General Counsel for the Company, and is also a member of the Board of Directors. Mr. Johnson has been employed by the company for more than five years and before that was a private attorney for 25 years.
Pursuant to the Employment Agreement, Mr. Johnson will serve as Senior Vice President and General Counsel of the Company for an initial term of two years, commencing on the Effective Date, with automatic successive two-year renewal terms. Mr. Johnson's base salary is $205,749.70, subject to annual reviews and potential increases in the discretion of the compensation committee of the Board of Directors (the "Compensation Committee"). Mr. Johnson will be eligible for annual bonuses as determined by the Compensation Committee. If Mr. Johnson's employment under the Employment Agreement is terminated by the Company without "cause" or by Mr. Johnson for "good reason" (as such terms are defined in the Employment Agreement), the Company will be obligated to pay to Mr. Johnson (i) all accrued but unpaid salary and benefits, (ii) an amount equal to two times his then current cash compensation payable in equal installments over a 24-month period, and (iii) the cost of his and his dependents' coverage under COBRA for a 12-month period. The Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for 24 months thereafter.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Earnings press release dated November 4, 2016.
	10.1	Employment agreement with Curti M. Johnson, dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	November 4, 2016	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer